UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2007
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger dated February 9, 2007
Voting Agreement dated February 9, 2007
Guaranty of Payment dated February 9, 2007
Amendment No. 1 to Employment Agreement dated February 9, 2007 - Douglas G. DelGrosso
Amendment No. 1 to Employment Agreement dated February 9, 2007 - Robert E. Rossiter
Amendment No. 1 to Employment Agreement dated February 9, 2007 - James H. Vandenberghe
Press Release dated February 9, 2007

Item 1.01 — Entry into a Material Definitive Agreement.
     On February 9, 2007, Lear Corporation (“Lear”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AREP Car Holdings Corp., a Delaware corporation (“Parent”), and AREP Car Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into Lear, and as a result, Lear will continue as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Carl C. Icahn.
     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Lear (the “Common Stock”), other than shares (i) owned by Parent, Merger Sub or any subsidiary of Parent and (ii) owned by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and automatically converted into the right to receive $36.00 in cash, without interest.
     On the unanimous recommendation of a special committee of the Board of Directors (the “Special Committee”) comprised entirely of independent and disinterested directors, the Board of Directors of Lear approved the Merger Agreement and recommended that Lear’s shareholders adopt the Merger Agreement. The Special Committee engaged J.P. Morgan Securities Inc. (“J.P. Morgan”) to serve as financial advisor to the Special Committee. Prior to the execution of the Merger Agreement, J.P. Morgan delivered an opinion to the Special Committee and the Board of Directors to the effect that, as of the date of the opinion, the merger consideration was fair to the shareholders of Lear from a financial point of view.
     The Merger Agreement contains provisions pursuant to which Lear may solicit alternative acquisition proposals for forty-five days after the date of the Merger Agreement (the “Solicitation Period”) and receive unsolicited proposals thereafter. Lear may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, and in certain other limited circumstances, Lear would be required to pay a fee of $85,225,000 to Parent plus up to $15,000,000 of Parent’s out-of-pocket expenses (including fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants) relating to the Merger Agreement. If such termination is to accept a Superior Proposal prior to the end of the Solicitation Period, Lear would be required to pay a fee of $73,500,000 to Parent plus up to $6,000,000 of Parent’s out-of-pocket expenses.
     Parent has obtained debt financing commitments for the transactions contemplated by the Merger Agreement. Consummation of the Merger is not subject to a financing condition, but is subject to other conditions, including receipt of the affirmative vote of the holders of a majority of the outstanding shares of Lear, antitrust approvals and other customary closing conditions. The parties currently expect to close the transaction by the end of the second quarter of 2007, subject to the satisfaction of the foregoing conditions.
     In connection with the execution of the Merger Agreement, Lear entered into a voting agreement (the “Voting Agreement”) with Icahn Partners LP, Icahn Partners Master Fund LP, Koala Holding LLC and High River Limited Partnership. In the aggregate, such holders beneficially own approximately 15% of Lear’s outstanding Common Stock. Pursuant to the Voting Agreement, such holders agreed to vote in favor of the Merger and, subject to certain exceptions, not to dispose of any shares of Common Stock prior to consummation of the Merger. Such holders have also agreed to vote in favor of a Superior Proposal under certain circumstances. In addition, American Real Estate Partners, L.P. has provided a limited guaranty (the “Guaranty”) in favor of Lear with respect to the performance by Parent and Merger Sub of certain obligations under the Merger Agreement.
     In connection with the Merger Agreement, at Parent’s request, Lear has entered into employment agreement amendments (each an “Amendment” and, collectively, the “Amendments”) with each of Douglas G. DelGrosso, Robert E. Rossiter and James H. Vandenberghe. The effectiveness of each Amendment is conditioned upon the consummation of the Merger. Pursuant to the Amendments, following the closing of the Merger, Mr. DelGrosso would serve as Chief

Executive Officer of Lear, Mr. Rossiter would serve initially as Executive Chairman of the Board of Directors and Mr. Vandenberghe would serve as Vice Chairman and Chief Financial Officer of Lear. With the exception of Mr. DelGrosso, the Amendments provide these executives with compensation comparable to their existing employment agreements. Mr. DelGrosso will receive an increase in his annual base salary to $1,150,000 in connection with his promotion to Chief Executive Officer. The Amendments also contemplate that each of the executives will participate in a management equity incentive plan.
     The foregoing summary of the Merger Agreement, the Voting Agreement, the Guaranty, the Amendments and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, the Voting Agreement, the Guaranty and the Amendments, which are filed as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 hereto, respectively, and incorporated herein by reference.
     The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Lear. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Lear or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Lear’s public disclosures.
     On February 9, 2007, Lear issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Important Additional Information will be filed with the SEC
     In connection with the proposed Merger, Lear will prepare a proxy statement for the shareholders of Lear to be filed with the Securities and Exchange Commission (“SEC”). Before making any voting decision, Lear’s shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. Lear’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Lear’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing such request to Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008, Attention: Investor Relations, or through Lear’s website at www.lear.com.
     Lear and its directors and officers may be deemed to be participants in the solicitation of proxies from Lear’s shareholders with respect to the Merger. Information about Lear’s directors and executive officers and their ownership of Lear’s Common Stock is set forth in the proxy statement for Lear’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 27, 2006. Shareholders and investors may obtain additional information regarding the interests of Lear and its directors and executive officers in the Merger, which may be different than those of Lear’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits

2.1	Agreement and Plan of Merger, dated February 9, 2007, by and among AREP Car Holdings Corp., AREP Car Acquisition Corp. and Lear Corporation.*

2.2	Voting Agreement, dated February 9, 2007, by an among Lear Corporation, Icahn Partners LP, Icahn Partners Master Fund LP, Koala Holding LLC and High River Limited Partnership.

2.3	Guaranty of Payment, dated February 9, 2007, by American Real Estate Partners, L.P. in favor of Lear Corporation.

2.4	Amendment No. 1 to Employment Agreement, dated February 9, 2007, between Lear Corporation and Douglas G. DelGrosso.

2.5	Amendment No. 1 to Employment Agreement, dated February 9, 2007, between Lear Corporation and Robert E. Rossiter.

2.6	Amendment No. 1 to Employment Agreement, dated February 9, 2007, between Lear Corporation and James H. Vandenberghe.

99.1	Press Release of Lear Corporation issued February 9, 2007.**

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Lear agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**	Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Lear with the SEC, unless specifically identified therein as being incorporated therein by reference.

SIGNATURE
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: February 9, 2007	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 9, 2007, by and among AREP Car Holdings Corp., AREP Car Acquisition Corp. and Lear Corporation.*

2.2	Voting Agreement, dated February 9, 2007, by an among Lear Corporation, Icahn Partners LP, Icahn Partners Master Fund LP, Koala Holding LLC and High River Limited Partnership.

2.3	Guaranty of Payment, dated February 9, 2007, by American Real Estate Partners, L.P. in favor of Lear Corporation.

2.4	Amendment No. 1 to Employment Agreement, dated February 9, 2007, between Lear Corporation and Douglas G. DelGrosso.

2.5	Amendment No. 1 to Employment Agreement, dated February 9, 2007, between Lear Corporation and Robert E. Rossiter.

2.6	Amendment No. 1 to Employment Agreement, dated February 9, 2007, between Lear Corporation and James H. Vandenberghe.

99.1	Press Release of Lear Corporation issued February 9, 2007.**

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Lear agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**	Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Lear with the SEC, unless specifically identified therein as being incorporated therein by reference.